Exhibit 10.23a

Estee Lauder Inc.

767 Fifth Avenue

New York, NY 10153

October 28, 2014

Effective as of November 1, 2014

Aerin Lauder Zinterhofer

New York, NY

Re: Creative Consultant Agreement

Dear Ms. Lauder:

This letter, when signed by the respective parties, will constitute an amendment (“First Amendment”) to the agreement dated April 6, 2011 (“Agreement”) between Estée Lauder, Inc. (“Estée Lauder”) and Aerin Lauder Zinterhofer.  Capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in the Agreement.

1. Amendments. In consideration of the premises and of the mutual covenants and agreements herein contained and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

a. Section 5.A “Personal Appearances” of the Agreement is hereby amended by adding the following sentence to the end of Section 5.A.:

“Notwithstanding the foregoing, the parties agree that beginning on the Effective Date of this First Amendment and ending on June 30, 2015, Consultant shall be required to provide no more than sixteen (16) Service Days. For the Sixth Period, the Consultant shall be required to provide no more than twenty-five (25) Service Days.

b. Section 7.A “Fees and Expenses” of the Agreement is hereby amended by adding the following sentence to the end of Section 7.A.:

“Notwithstanding the foregoing, the parties agree that beginning on the Effective Date of this First Amendment and ending on June 30, 2015, the Fee paid to the Consultant shall be Two Hundred Seventy Four Thousand Nine Hundred and Thirty-Seven Dollars ($274,937). For the Sixth Period, the Fee shall be Five Hundred Fifty-Eight Thousand Nine Hundred and One Dollars ($558,901).

2. Counterparts. This Amendment may be executed in multiple counterparts and by facsimile, each of which, when executed and delivered to the other party, shall be deemed an original and all of which together shall be deemed one and the same instrument.

3. Agreement. Except as specifically amended herein, the Agreement shall remain in full force and effect.

Please confirm you acceptance of the foregoing by signing where indicated below and returning a signed copy of this letter to us.

Very truly yours,

Estee Lauder Inc.

By:	/s/ Sara E. Moss
Name:	Sara E. Moss
Title:	Executive Vice President and General Counsel

ACCEPTED AND AGREED TO:

/s/ Aerin Lauder Zinterhofer
Name: Aerin Lauder Zinterhofer